Exhibit 10.1

VENTAS REALTY, LIMITED PARTNERSHIP
SECOND AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP
THIS SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP (as may be further amended, supplemented or restated from time to time, this “Agreement”) of Ventas Realty, Limited Partnership, a Delaware limited partnership (the “Partnership”), is entered into as of July 2, 2026 (the “Effective Date”) between Ventas, Inc., a Delaware corporation (together with any successor named in accordance with Section 5.1.B and Section 5.1.C hereof, the “General Partner”) and Ventas OP, LLC, a Delaware limited liability company, as the limited partner (the “Limited Partner”) (the General Partner and the Limited Partner are referred to herein individually as a “Partner” and collectively as the “Partners”).
WHEREAS, the Partnership was formed on March 30, 1998 by the filing of a Certificate of Limited Partnership (the “Certificate”) with the office of the Secretary of State of Delaware (“Secretary of State”) under the provisions of the Delaware Revised Uniform Limited Partnership Act, Del. Code Ann. tit. 6, ch. 17, as the same may be amended from time to time (the “Act”);
WHEREAS, the Partners are parties to that certain First Amended and Restated Agreement of Limited Partnership dated as of January 31, 2000, as subsequently amended (the “Prior Partnership Agreement”);
WHEREAS, on the Effective Date, the General Partner assigned all of its Partnership Interests (as defined in the Prior Partnership Agreement), representing 99% of the total economic interest in the Partnership, to the Limited Partner (the “Assignment”);
WHEREAS, the General Partner has a non-economic interest in the Partnership, as further described below; and
WHEREAS, the Partners wish to amend and restate the Prior Partnership Agreement to reflect the Assignment and certain other agreements between the Partners and desire to continue the Partnership in accordance with the Act and this Agreement.
NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Partners agree as follows:
ARTICLE I
ORGANIZATION
1.1 Organization. The Partnership was formed as a limited partnership upon the filing of the Certificate with the Secretary of State pursuant to the provisions of the Act. The General Partner shall execute and cause to be filed certificates of amendment to the Certificate whenever required by the Act or this Agreement, together with any other documents required for qualification of the Partnership to do business where required. This Agreement shall constitute the “partnership agreement” (as that term is used in the Act) of the Partnership. The rights, powers, duties, obligations, and liabilities of the Partners shall be determined pursuant to the Act and this Agreement. No Partner has any interest in any Partnership property, and the interest in the Partnership of each Partner shall be personal property for all purposes.

1.2 Name. The name of the Partnership is “Ventas Realty, Limited Partnership.” The Partnership’s business may be conducted under any other name or names deemed advisable by the General Partner, including the name of the General Partner or any affiliate thereof. The words “Limited Partnership,” “L.P.,” “Ltd.” or similar words or letters shall be included in the Partnership’s name where necessary for the purposes of complying with the laws of any jurisdiction that so requires.
1.3 Principal Office and Registered Office. The principal office of the Partnership shall be located at 500 N. Hurstbourne Parkway, Suite 200, Louisville, Kentucky 40222 or at such other place as the General Partner may designate after giving written notice of such designation to the other Partners. The registered office of the Partnership shall be c/o The Corporation Trust Company, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801.
1.4 Business of the Partnership.
A. The purposes of the Partnership shall be to engage in any lawful act or activity for which limited partnerships may be formed under the Act and to engage in any and all activities necessary or incidental to the foregoing, including without limitation acquiring, owning, constructing, leasing, operating, financing and disposing of direct and indirect interests in real estate and other entities owning real estate interests, whether directly or indirectly, alone or in association with others in partnership or otherwise, making of investments or expenditures, borrowing and lending of money, and to conduct any other business that may be lawfully conducted by a limited partnership pursuant to the Act and the taking of any and all actions which are incidental or related to any of the purposes recited above. It is agreed that each of the foregoing is an ordinary part of the Partnership’s business and affairs. Property may be acquired subject to, and by assuming, the liens, encumbrances, and other title exceptions which affect such property. The Partnership may also be a partner, general or limited, in partnerships, general or limited, and joint ventures created to accomplish all or any of the foregoing and may own any or all of the stock or membership interests in one or more corporate subsidiaries or limited liability companies formed for one or more of the foregoing purposes.
B. The Partnership purposes may be accomplished by taking any action which is not prohibited under the Act and which is related to the acquisition, ownership, development, improvement, operation, management, financing, leasing, exchanging, selling or otherwise encumbering or disposing of all or any portion of the assets of the Partnership, or any interest therein.
C. Notwithstanding anything else in this Agreement to the contrary, the business and purposes of the Partnership shall be limited to and conducted in such a manner as to permit the General Partner, at all times, to be classified as a real estate investment trust under the Internal Revenue Code of 1986 (as it may be amended from time to time, and any successor statute thereto), unless the General Partner ceases to qualify as a real estate investment trust for reasons other than the conduct of the business of the Partnership.
1.5 Limited Liability. Except as otherwise provided by the Act, the Limited Partner shall not be personally liable or otherwise obligated with respect to the debts, obligations and liabilities of the Partnership, whether arising in contract, tort or otherwise, solely by reason of being a limited partner of the Partnership.
1.6 Admission of Additional Limited Partners. The General Partner may admit additional persons to the Partnership as limited partners at such times and on such terms as the General Partner may determine.
ARTICLE II
CAPITAL CONTRIBUTIONS; INTEREST IN THE PARTNERSHIP
2.1 Partners; Capital Contributions. The General Partner shall cause to be maintained in the principal business office of the Partnership, or such other place as may be determined by the General Partner, the books and records of the Partnership, which shall reflect that the Limited Partner’s capital contributions represent 100% of the aggregate capital contributions to the Partnership.
2.2 Additional Capital Contributions. The Limited Partner may, but shall not be required to, make any additional capital contributions to the Partnership. The General Partner shall not be permitted to make any voluntary capital contributions to the Partnership and shall not be entitled to acquire any interest in distributions by, or profits or losses of, the Partnership.
ARTICLE III
DISTRIBUTIONS
3.1 Distributions. All distributions of cash or other assets of the Partnership shall be made to the Limited Partner.
3.2 No Tax Partnership; Profits and Losses. The Partnership shall be treated as a disregarded entity for U.S. federal and all relevant state and local income tax purposes for so long as the only Partner(s) with economic interests in the Partnership are entities disregarded as separate from the same entity for U.S. federal income tax purposes.
ARTICLE IV
TRANSFERS
4.1 Assignments. The Limited Partner may pledge or assign all or any part of its interest in the Partnership without consent of the General Partner.
ARTICLE V
MANAGEMENT
5.1 Management.
A. General. Responsibility for the management of the business and affairs of the Partnership shall be vested in the General Partner, which shall have all right, power and authority to manage, operate and control the business and affairs of the Partnership and to do or cause to be done any and all acts, at the expense of the Partnership, deemed by it to be necessary or convenient to the furtherance of the purpose of the Partnership described in this Agreement, and all powers, statutory or otherwise, possessed by partners of a limited partnership under the Act. Without limiting the generality of the foregoing, the General Partner may appoint, remove and replace officers of the Partnership at any time and from time to time. Unless the General Partner shall take action or adopt a resolution stating otherwise, such officers shall have the power to sign for and bind the Partnership. The General Partner, in its sole discretion, may retain such persons or entities (including any person or entity in which the General Partner or any of its stockholders shall have an interest or of which the General Partner is an affiliate) as it shall determine to provide services to or on behalf of the Partnership for such compensation as the General Partner deems appropriate. The General Partner’s only interest in the Partnership is its rights as the General Partner hereunder.
B. Removal of General Partner. The General Partner may be removed by the Limited Partner at any time; provided that in connection with such removal, (i) the Limited Partner must appoint a successor General Partner as provided in Section 5.1.C and (ii) such removal shall be effective immediately following the admission of a successor General Partner pursuant to Section 5.1.C.

C. Successor General Partner. A successor General Partner approved pursuant to Section 5.1.B shall be admitted to the Partnership as the General Partner, effective immediately prior to the removal of the predecessor General Partner, pursuant to Section 5.1.B; provided, however, that no person shall be a successor General Partner unless the successor agrees to assume the rights and duties of the General Partner under this Agreement and to be bound by the provisions of this Agreement. Any such successor shall, subject to the terms hereof, carry on the business of the members of the Partnership, and the Partnership shall continue without dissolution.
ARTICLE VI
DISSOLUTION
6.1 Dissolution. The term of the Partnership shall continue in full force and effect until the Partnership is dissolved as provided herein. The Partnership shall dissolve upon such election by the General Partner, or as required by the Act.
ARTICLE VII
MISCELLANEOUS
7.1 Indemnification.
A. To the fullest extent permitted by applicable law, the Partnership shall indemnify each Indemnitee (as defined below) from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, attorney’s fees and other legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, whether by or in the right of the Partnership or otherwise that relate to the operations of the Partnership (“Actions”) as set forth in this Agreement in which such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise; provided, however, that the Partnership shall not indemnify an Indemnitee (i) if the act or omission of the Indemnitee was material to the matter giving rise to the Action and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) in the case of any criminal proceeding, if the Indemnitee had reasonable cause to believe that the act or omission was unlawful; or (iii) for any transaction for which such Indemnitee actually received an improper personal benefit in violation or breach of any provision of this Agreement; and provided, further, that no payments pursuant to this Agreement shall be made by the Partnership to indemnify or advance expenses to any Indemnitee (x) with respect to any Action initiated or brought voluntarily by such Indemnitee (and not by way of defense) unless (I) approved or authorized by the General Partner or (II) incurred to establish or enforce such Indemnitee’s right to indemnification under this Agreement, or (y) to indemnify an Indemnitee in connection with one or more claims or Actions involving such Indemnitee if such Indemnitee is found liable to the Partnership with respect to such claim or Action. If Indemnitee is entitled to indemnification hereunder with respect to one or more but less than all claims, issues or matters in any Action, the Partnership shall provide indemnification hereunder in connection with each such claim, issue or matter, allocated on a reasonable and proportionate basis.
B. Without limitation, the foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan guaranty or otherwise, for any indebtedness of the Partnership or any subsidiary of the Partnership (including, without limitation, any indebtedness which the Partnership or any subsidiary of the Partnership has assumed or taken subject to), and the General Partner is hereby authorized and empowered, on behalf of the Partnership, to enter into one or more indemnity agreements consistent with the provisions of this Section 7.1 in favor of any Indemnitee having or potentially having liability for any such indebtedness. It is the intention of this Section 7.1 that the Partnership indemnify each Indemnitee to the fullest extent permitted by law and this Agreement. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 7.1. The termination of any proceeding by conviction of an Indemnitee or upon a plea of nolo contendere or its equivalent by an Indemnitee, or an entry of an order of probation against an Indemnitee prior to judgment, does not create a presumption that such Indemnitee acted in a manner contrary to that specified in this Section 7.1 with respect to the subject matter of such proceeding. Any indemnification pursuant to this Section 7.1 shall be made only out of the assets of the Partnership, and neither the General Partner nor the Limited Partner shall have any obligation to pay or otherwise satisfy such indemnification obligation or to contribute to the capital of the Partnership or otherwise provide funds to enable the Partnership to fund its obligations under this Section 7.1.
C. To the fullest extent permitted by law, subject to the last proviso of the first paragraph of Section 7.1.A, expenses incurred by an Indemnitee who is a party to a proceeding or otherwise subject to or the focus of or is involved in any Action shall be paid or reimbursed by the Partnership as incurred by the Indemnitee in advance of the final disposition of the Action upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in Section 7.1.A has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.
D. The indemnification provided by this Section 7.1 shall be in addition to any other rights to which an Indemnitee or any other person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee unless otherwise provided in a written agreement with such Indemnitee or in the writing pursuant to which such Indemnitee is indemnified.
E. The Partnership may, but shall not be obligated to, purchase and maintain insurance, on behalf of any of the Indemnitees and such other persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such person in connection with the Partnership’s activities, regardless of whether the Partnership would have the power to indemnify such person against such liability under the provisions of this Agreement.
F. Any liabilities which an Indemnitee incurs as a result of acting on behalf of the Partnership or the General Partner (whether as a fiduciary or otherwise) in connection with the operation, administration or maintenance of an employee benefit plan or any related trust or funding mechanism (whether such liabilities are in the form of excise taxes assessed by the Internal Revenue Service, penalties assessed by the U.S. Department of Labor, restitutions to such a plan or trust or other funding mechanism or to a participant or beneficiary of such plan, trust or other funding mechanism, or otherwise) shall be treated as liabilities or judgments or fines under this Section 7.1, unless such liabilities arise as a result of (i) an act or omission of such Indemnitee that was material to the matter giving rise to the Action and either was committed in bad faith or was the result of active and deliberate dishonesty, (ii) in the case of any criminal proceeding, an act or omission that such Indemnitee had reasonable cause to believe was unlawful, or (iii) any transaction in which such Indemnitee actually received an improper personal benefit in violation or breach of any provision of this Agreement.
G. In no event may an Indemnitee subject the Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.
H. An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.1 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.
I. The provisions of this Section 7.1 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other persons. Any amendment, modification or repeal of this Section 7.1 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the Partnership’s liability to any Indemnitee under this Section 7.1 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.
J. Any obligation or liability whatsoever of the General Partner which may arise at any time under this Agreement or any other instrument, transaction, or undertaking contemplated hereby shall be satisfied, if at all, out of the assets of the General Partner or the Partnership only. No such obligation or liability shall be personally binding upon, nor shall resort for the enforcement thereof be had to, any of the General Partner’s directors, stockholders, officers, employees, or agents, regardless of whether such obligation or liability is in the nature of contract, tort or otherwise.
As used herein, “Indemnitee” means (i) any person made, or threatened to be made, a party to a proceeding by reason of its status as (a) the General Partner or the Limited Partner or (b) a member, manager, managing member, director or stockholder of the General Partner or the Limited Partner, or an officer, employee or agent of the Partnership, the General Partner or the Limited Partner and (ii) such other persons (including affiliates or employees of the General Partner or the Limited Partner or the Partnership) as the General Partner may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion.
7.2 Liability of Partners. To the extent that any Partner has, at law or in equity, duties (including fiduciary duties) to the Partnership, any Partner or any other person subject to the terms of this Agreement, so long as such Partner acts in a manner consistent with the implied contractual covenant of good faith and fair dealing and with the express provisions of this Agreement, such Partner shall not be in breach of any duties (including fiduciary duties) otherwise applicable at law or in equity in respect of the Partnership, any Partner and/or any other person bound by this Agreement, and such Partner shall not be liable to the Partnership, any Partner or any such other person for its good faith reliance on the provisions of this Agreement.
7.3 Amendments. Neither this Agreement nor any term or provision hereof may be amended, waived, modified or supplemented orally, but only by a written instrument signed by all of the Partners.
7.4 Survival of Rights. Subject to the provisions hereof limiting transfers, this Agreement shall be binding upon and inure to the benefit of the Partners and the Partnership and their respective legal representatives, successors, transferees and assigns.
7.5 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.
7.6 Complete Agreement. This Agreement constitutes the entire agreement of the Partners with respect to the subject matter hereof.
7.7 Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by said laws.
7.8 No Third Party Beneficiary. The terms and provisions of this Agreement are for the exclusive use and benefit of General Partner and the Limited Partner and shall not inure to the benefit of any other person or entity.
7.9 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. In addition, this Agreement may contain more than one counterpart of the signature pages and the Agreement may be executed by the affixing of the signatures of each of the Partners to one of such counterpart signature pages; all of such signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single solitary page.

7.10 Electronic Records and Signatures. The Partnership shall be permitted to keep, or cause to be kept, appropriate books and records with respect to the Partnership’s business solely in electronic form. Facsimile or other electronic signatures shall be deemed acceptable and binding with respect to any agreement, document or certificate signed or executed by an authorized representative or authorized officer of the Partnership.
        [Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

GENERAL PARTNER

Ventas, Inc.
a Delaware corporation

By:	/s/ Brian K. Wood
Name: Brian K. Wood
Title: Senior Vice President & Chief Tax Officer

LIMITED PARTNER

Ventas OP, LLC
a Delaware limited liability company

By:	/s/ Dana J. Baker
Name: Dana J. Baker
Title: Secretary

[Signature Page to Second Amended and Restated Limited Partnership Agreement]